INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERCLOUD SYSTEMS, INC.

(Name of Registrant As Specified In Charter)

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INTERCLOUD SYSTEMS, INC.
2500 North Military Trail, Suite 275
Boca Raton, FL 33431

Dear Stockholders:

We are writing to advise you that stockholders of InterCloud Systems, Inc., a Delaware corporation (our “company,” “we” or “us”), holding a majority of the voting rights of our common stock and our preferred stock voting together with the common stock on an as-converted basis, executed a written consent in lieu of a special meeting dated May 15, 2013 authorizing our Board of Directors to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for-four (1:4) shares (the “Reverse Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Split and at which exchange ratio to effect the Reverse Split.  Our Board of Directors also approved the proposed Reverse Split on May 1, 2013, but has not yet determined whether to implement the Reverse Split or at which exchange ratio to implement the Reverse Split.

Our Board of Directors has fixed the close of business on May 6, 2013 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  This Information Statement will be mailed on or about May 15, 2013 to stockholders of record at the close of business on the Record Date. The Board may effectuate the Reverse Split at any time prior to the first anniversary of the date of the written consent, subject to the restrictions imposed by Rule 14c-2 of the Exchange Act, including a date prior to the closing of a proposed public offering of our common stock.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act of the action described above before it takes effect.  This letter is the notice required by Section 228 of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK AND OUR PREFERRED STOCK VOTING TOGETHER WITH OUR COMMON STOCK ON AN AS-CONVERTED BASIS HAVE VOTED TO AUTHORIZE THE REVERSE SPLIT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

Please feel free to call us at (561) 988-1988 should you have any questions on the enclosed Information Statement.

For the Board of Directors of
Date: May 15, 2013
INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark Munro
Mark Munro
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

INTERCLOUD SYSTEMS, INC.
2500 North Military Trail, Suite 275
Boca Raton, FL 33431

INFORMATION STATEMENT

May 15, 2013

GENERAL INFORMATION

InterCloud Systems, Inc. (our “company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our board of directors (the “Board”) on May 1, 2013 and by the holders of voting shares representing at least a majority of the voting rights of our common stock, par value $0.0001 per share (“Common Stock”), and our outstanding shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), voting together with our Common Stock on an as-converted basis (the “Majority Stockholders”), in accordance with the relevant sections of the Delaware General Corporation Law (the “DGCL”).

This Information Statement is being mailed on or about May 15, 2013 to stockholders of record on May 6, 2013 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before such action takes effect. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK AND OUR PREFERRED STOCK VOTING TOGETHER WITH OUR COMMON STOCK ON AN AS-CONVERTED BASIS HAVE VOTED TO AUTHORIZE THE REVERSE SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

General Description of Corporate Action

On May 15, 2013, the Majority Stockholders delivered an executed written consent in lieu of a special meeting authorizing and approving an amendment to our Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of all outstanding shares of our Common Stock, at an exchange ratio of up to one-for-four (1:4) shares (the “Reverse Split”), with the Board maintaining the discretion of whether or not to implement the Reverse Split and at which exchange ratio to implement the Reverse Split.

On May 1, 2013, the Board unanimously approved the Amendment and the Reverse Split. The Board will effect the Reverse Split, if at all, by filing the Amendment with the Delaware Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders.  After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the closing (“Closing”) of the proposed public offering (the “Offering”) of our Common Stock pursuant to our Registration Statement on Form S-1 (SEC File No. 333-185293) as described below under “The Purpose and Material Effects of the Reverse Split.” A form of the Amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.  No further action on the part of our stockholders is required to authorize or effect the Reverse Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the Reverse Split is in the best interest of our company and our stockholders for the reasons described herein. No assurance can be given that any of the reasons cited in this Information Statement will ultimately be proven to be correct.

This Information Statement contains a brief summary of the material aspects of the Reverse Split.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

The Board unanimously approved the Amendment authorizing the Reverse Split, in the form attached hereto as Appendix A, which Amendment is incorporated herein by reference. The following description of the Amendment is intended to be a summary only and is qualified in its entirety by the terms of the Amendment.

General

The Board approved a resolution authorizing a reverse stock split of our Common Stock at an exchange ratio of up to one-for-four (1:4) shares.  Pursuant to the Reverse Split, depending on the exchange ratio determined by the Board, up to every four shares of our Common Stock will automatically be converted into one share of Common Stock.  No fractional shares will be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder will be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation will be rounded up to the next whole share.

Our Board has not yet determined whether to implement the Reverse Split. We may not implement the Reverse Split until twenty (20) days after the mailing of this Information Statement under Regulation 14C to our stockholders as of the Record Date. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. The Board may also abandon the Reverse Split.

PLEASE NOTE THAT THE REVERSE SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN OUR COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF WHOLE SHARES IN EXCHANGE FOR ANY FRACTIONAL SHARES RESULTING FROM THE REVERSE SPLIT.

Purpose and Material Effects of the Reverse Split

In connection with the Offering, we filed a Registration Statement on Form S-1 (SEC File No. 333-185293) with the Securities and Exchange Commission (“SEC”) on December 5, 2012, as amended by Amendment No. 1 on Form S-1/A filed with the SEC on March 26, 2013 (the “Registration Statement”). The Registration Statement has not yet become effective and the price per share at which shares of Common Stock will be sold in the Offering has not yet been determined.  The Offering is contingent on a number of factors and there can be no assurance that we will proceed with or consummate the Offering. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of our securities.

In connection with the Offering, we have applied to have our shares of Common Stock listed on the NASDAQ Capital Market under the symbol “ICLD;” however, no assurance can be given that such application will be approved. In order for shares of our Common Stock to be approved for listing on the NASDAQ Capital Market, we must satisfy various listing standards established by the exchange, including minimum bid price requirements.

In an attempt to ensure that we can consummate the Offering at a desirable per share price of our Common Stock and satisfy initial listing standards of the NASDAQ Capital Market, the Board considered it necessary to effect a reverse stock split of our Common Stock to reduce the number of outstanding shares of our Common Stock. We also believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base. After consulting with investment bankers and advisors, the Board approved the Reverse Split at an exchange ratio of up to one-for-four (1:4) shares.  On May 15, 2013, the Majority Stockholders consented to resolutions authorizing the Board to effect the Reverse Split, with the Board retaining the discretion of whether to implement the Reverse Split and at which exchange ratio to effect the Reverse Split.

Our Board unanimously approved the Reverse Split on May 1, 2013, but the Board has not yet determined whether to implement the Reverse Split. We may not implement the Reverse Split until twenty (20) days after the mailing of an Information Statement under Regulation 14C to our stockholders as of the Record Date. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. We believe that granting the Board such discretion, including the discretion to determine the exchange ratio of the Reverse Split at any exchange ratio of up to one-for-four (1:4) shares, provides the Board with maximum flexibility to react to prevailing market conditions, and the Board will implement the Reverse Split only upon its determination that the Reverse Split is then in the best interests of our company and our stockholders.

We anticipate that the Reverse Split may have the effect of increasing, proportionately, the per share trading price of our Common Stock when, and if, we begin trading on the NASDAQ Capital Market. The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split should increase the per share price of our Common Stock, which may encourage greater interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the increase in the per share price of our Common Stock as a consequence of the proposed Reverse Split, if any, may be proportionately less than the decrease in the number of shares outstanding, and any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the proposed Reverse Split. In general, there can be no assurance that the favorable effects described above will occur, or that any increase in per share price of our Common Stock resulting from the Reverse Split will be maintained for any period of time.

The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act . We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Holders of Common Stock. The principal effect of the Reverse Split, assuming the Board implements the Reverse Split at the maximum exchange ratio of one-for-four (1:4) shares, will be that the number of shares of Common Stock issued and outstanding will be reduced from 2,799,562 shares to 699,891 shares (depending on the number of whole shares issued in exchange for any fractional shares). Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share, as described below under “Fractional Shares.”

The Reverse Split will not affect the number of authorized shares of Common Stock. The Reverse Split will also not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes as a result of the “rounding up” of fractional shares. Our Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective date of the Reverse Split divided by up to four, depending on the exchange ratio selected by the Board). While we expect that the Reverse Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

Effect on Holders of Preferred Stock. The Reverse Split will not reduce the number of shares of our Preferred Stock or the proportionate equity interests of the holders of our Preferred Stock. As of the Record Date, the following series of Preferred Stock were issued and outstanding: Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock and Series I Preferred Stock. Each series of our Preferred Stock is convertible into shares of Common Stock.  We expect that the Reverse Split will not affect the number of outstanding shares of Preferred Stock or the proportionate equity interests of the holders of Preferred Stock, and will not otherwise affect the rights, preferences or privileges of our Preferred Stock.  For further discussion of our Preferred Stock, see “Outstanding Voting Securities – Preferred Stock” appearing elsewhere in this Information Statement.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share.

Procedure For Exchange of Stock Certificates

We anticipate that the Reverse Split will become effective, if at all, on a date as determined by the Board at least twenty (20) days after the mailing of this Information Statement  under Regulation 14C to our stockholders as of the Record Date and prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Corporate Stock Transfer & Trust Co., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the DGCL in connection with the Reverse Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Anti-Takeover Effects of the Reverse Split

THE OVERALL EFFECT OF THE REVERSE SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS INCREASE THE DIFFICULTY OF REMOVING MANAGEMENT.

The effective increase in our unissued shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of the Amendment might be to render it more difficult to consummate or otherwise discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Amendment could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to stockholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

The Amendment is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

As discussed above, the Reverse Split was approved by the Board. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Summary Of Reverse Split

Below is a brief summary of the Reverse Split:

•
Assuming the Board effects the Reverse Split at the maximum exchange ratio of one-for-four (1:4) shares, the issued and outstanding shares of Common Stock shall be reduced on the basis of one post-stock split share of our Common Stock for up to every four pre-stock split shares of Common Stock outstanding (a ratio of 1:4). The Board may implement the Reverse Split at a lesser exchange ratio. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the consolidation.

•
Assuming the Board effects the Reverse Split at the maximum exchange ratio of one-for-four (1:4) shares, as a result of the reduction of our Common Stock, the pre-split total of issued and outstanding shares of 2,799,562 shall be consolidated to a total of approximately 699,891 issued and outstanding shares (depending on the number of fractional shares rounded up to whole shares).

•	The par value of our Common Stock will not change.

•	The Reverse Split will not affect the number of outstanding shares of Preferred Stock or the proportionate equity interests of the holders of Preferred Stock.

•	The Reverse Split has been approved by the Board and the written consent of the Majority Stockholders.

NO APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Amendment to the Certificate of Incorporation to effect the Reverse Split and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain federal income tax consequences of the Reverse Split to us and the holders of our Common Stock.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation).  In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

WE URGE ALL STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO EACH OF THEM OF THE REVERSE SPLIT.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. We believe, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.

•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.

•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.

•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

Our company should not recognize gain or loss as a result of the Reverse Split.

EFFECTIVE DATE OF REVERSE SPLIT

The Board will effect the Reverse Split, if at all, by filing the Amendment with the Delaware Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders.  After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. Our Board may also abandon the Reverse Split.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. As of the Record Date, we had issued and outstanding:

•	2,799,562 shares of Common Stock;

•	37,500 shares of our Series B Preferred Stock;

•	1,500 shares of our Series C Preferred Stock;

•	42 shares of our Series D Preferred Stock;

•	3,350 shares of our Series E Preferred Stock;

•	4,150 shares of our Series F Preferred Stock;

•	1,425 shares of our Series H Preferred Stock; and

•	4,500 shares of our Series I Preferred Stock.

The number of voting shares outstanding excludes shares of Common Stock subject to stock purchase warrants outstanding and shares of Common Stock reserved for issuance pursuant to our 2012 Performance Incentive Plan.

On or about May 15, 2013, the Majority Shareholders, which stockholders are the holders of at least a majority of the voting power of our outstanding shares of Common Stock and Preferred Stock, voting together with our Common Stock on an as-converted basis, executed and delivered to us a written consent approving the Reverse Split. As the Reverse Split was approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless our Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Holders of our Common Stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by the Board out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses.  Holders of our Common Stock have no subscription, redemption or conversion rights.  The holders of our Common Stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our Common Stock are subject to the terms of any series of Preferred Stock that may be issued and outstanding from time to time.  A vote of the holders of a majority of our Common Stock is generally required to take action under our Certificate of Incorporation and Bylaws.

Preferred Stock

Under our Certificate of Incorporation, as amended, the Board can issue up to 50,000,000 shares of Preferred Stock from time to time in one or more series.  Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, the Board has the authority to issue these shares of Preferred Stock without shareholder approval.

Series B Preferred Stock.  Holders of our Series B Preferred Stock have no rights to receive dividend distributions or to participate in any dividends declared by us to or for the benefit of the holders of Common Stock.  Each share of Series B Preferred Stock is convertible into such number of shares of Common Stock equal to 0.00134% of the outstanding shares of Common Stock at the time of conversion on a fully-diluted basis. Upon  any  liquidation,  dissolution  or winding up of our company, whether voluntary or involuntary, the holders of the shares of the Series B Preferred Stock shall be entitled, after any distribution or payment is made upon any shares of our capital stock having a liquidation preference senior to the Series B Preferred Stock but before any distribution or payment is made upon any shares of Common Stock or our other capital stock having a liquidation preference junior to the Series B Preferred Stock, to be paid in cash the sum of $1.00 per share, subject  to appropriate adjustments for  subdivisions or combinations of the outstanding shares of the Series B Preferred Stock effected after the date hereof. The shares of the Series B Preferred Stock are redeemable at the option of each holder of shares of the Series B Preferred Stock at the price of $1.00 per share, subject to adjustment.

Each share of our Series B Preferred Stock entitles the holder to one vote for each share of our Common Stock into which their shares of Series B Preferred Stock could be converted. Shares of our Series B Preferred Stock are entitled to vote, together as a single class, with holders of our Common Stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our Common Stock have the right to vote. Without first obtaining the written approval of Mark Durfee, Mark Munro and Forward Investments, LLC, we may not amend our Certificate of Incorporation to (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock, (ii) alter or change the powers, preferences or rights of  the Series  B Preferred Stock, or  the qualifications,  limitations or  restrictions  thereof, if any  such alteration or change would adversely affect the rights of the Series B Preferred Stock, or (iii) create any class of Preferred Stock which has any economic benefits senior to the Series B Preferred Stock, including without limitation any preferred dividend or coupon.

Holders of shares of our Common Stock issued upon conversion of our Series B Preferred Stock may be entitled to demand that we file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of all or any part of such holders’ shares and may also be entitled pursuant to “piggyback” registration rights to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) we may file under the Securities Act.

Series C Preferred Stock.  Holders of our Series C Preferred Stock are entitled to receive cumulative dividends at the annual rate of 10% of the stated value per share of Series C Preferred Stock of $1,000. For a two-year period after issuance, shares of Series C Preferred Stock are convertible into such number of shares of Common Stock equal to 0.025% of the outstanding shares of Common Stock at the time of conversion on a fully-diluted basis. Upon  any  liquidation,  dissolution  or winding up of our company, whether voluntary or involuntary, the holders of the shares of the Series C Preferred Stock shall be entitled, after any distribution or payment is made upon any shares of our capital stock having a liquidation preference senior to the Series C Preferred Stock but before any distribution or payment is made upon any shares of Common Stock or our other capital stock having a liquidation preference junior to the Series C Preferred Stock, to be paid in cash the sum of $1,000 per share, subject  to appropriate adjustments for  subdivisions or combinations of the outstanding shares of the Series C Preferred Stock effected after the date hereof. The shares of the Series C Preferred Stock are redeemable at the option of each holder of shares of the Series C Preferred Stock at the price of $1,000 per share, subject to adjustment.

Each share of our Series C Preferred Stock entitles the holder to one vote for each share of our Common Stock into which their shares of Series C Preferred Stock could be converted. Shares of our Series C Preferred Stock are entitled to vote, together as a single class, with holders of our Common Stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our Common Stock have the right to vote. Without first obtaining the written approval of the holders of a majority of the Series C Preferred Stock, we may not amend our Certificate of Incorporation to (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock, or (ii) alter or change the powers, preferences or rights of  the Series C Preferred Stock, or  the qualifications,  limitations or  restrictions  thereof, if any  such alteration or change would adversely affect the rights of the Series C Preferred Stock.

Holders of shares of our Common Stock issued upon conversion of our Series C Preferred Stock may be entitled pursuant to “piggyback” registration rights to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) we may file under the Securities Act.

Series D Preferred Stock.  Holders of our Series D Preferred Stock are entitled to receive cumulative dividends at the annual rate of 10% of the stated value per share of the Series D Preferred Stock of $1,000.  At our option, we may convert shares of Series D Preferred Stock into Common Stock at any time the market capitalization our Common Stock exceeds $15 million or is trading at a price in excess of $0.35 per share for a 10-day trading period. The number of shares of Common Stock issuable upon conversion of each share of Series D Preferred Stock is equal to the $1,000 per share face value of the Series D Preferred Stock divided by the closing price of the Common Stock on the last business day preceding day we deliver written notice to the holder of our election to convert such shares of Series D Preferred Stock. Upon  any  liquidation,  dissolution  or winding up of our company, whether voluntary or involuntary, the holders of the shares of the Series D Preferred Stock shall be entitled, after any distribution or payment is made upon any shares of our capital stock having a liquidation preference senior to the Series D Preferred Stock but before any distribution or payment is made upon any shares of Common Stock or our other capital stock having a liquidation preference junior to the Series D Preferred Stock, to be paid in cash the sum of $1,000 per share. The shares of Series D Preferred Stock are not redeemable for cash, and have no voting or registration rights.

Series E Preferred Stock.  Holders of our Series E Preferred Stock are entitled to receive cumulative dividends at the annual rate of 12% of the liquidation preference price per share of Series E Preferred Stock of $1,000. For the twelve-month period beginning on the date of issuance of the first share of Series E Preferred Stock, all outstanding shares of Series E Preferred Stock are convertible in the aggregate into such number of shares of Common Stock equal to 9.8% of the outstanding shares of Common Stock at the time of conversion on a fully-diluted basis. Upon  any  liquidation,  dissolution  or winding up of our company, whether voluntary or involuntary, the holders of the shares of the Series E Preferred Stock shall be entitled, after any distribution or payment is made upon any shares of our capital stock having a liquidation preference senior to the Series E Preferred Stock but before any distribution or payment is made upon any shares of Common Stock or our other capital stock having a liquidation preference junior to the Series E Preferred Stock and on a pari passu basis with any class or series of our capital stock pari passu with the Series E Preferred Stock as to liquidation preference, to be paid in cash the sum of $1,000 per share, subject  to appropriate adjustments for  subdivisions or combinations of the outstanding shares of the Series E Preferred Stock effected after the date hereof. The shares of the Series E Preferred Stock are redeemable at the option of each holder of shares of the Series E Preferred Stock at the price of $1,000 per share, subject to adjustment.

Each share of our Series E Preferred Stock entitles the holder to one vote for each share of our Common Stock into which their shares of Series E Preferred Stock could be converted. Shares of our Series E Preferred Stock are entitled to vote, together as a single class, with holders of our Common Stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our Common Stock have the right to vote. So long as any shares of the Series E Preferred Stock are outstanding, we will not, without first obtaining the vote or written consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (i) amend our Certificate of Incorporation to adversely alter or change the powers, preferences or rights of the Series E Preferred Stock, or the qualifications, limitations or restrictions thereof or (ii) authorize or create any shares of any class or series of stock ranking senior to the Series E Preferred Stock as to liquidation preference.

Holders of shares of our Common Stock issued upon conversion of our Series E Preferred Stock may be entitled to demand that we file a registration statement under the Securities Act covering the resale of all or any part of such holders’ shares and may also be entitled pursuant to “piggyback” registration rights to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) we may file under the Securities Act.

Series F Preferred Stock.  Holders of our Series F Preferred Stock are entitled to receive cumulative dividends at the annual rate of 12% of the liquidation preference price per share of Series F Preferred Stock of $1,000.  For the twelve-month period beginning on the fourth day after the effective date of a Registration Statement on Form S-1 we file with the SEC, each holder of our Series F Preferred Stock has the right to covert such shares into shares of our Common Stock.  Each share of our Series F Preferred Stock is convertible into the number of shares of our Common Stock determined by dividing $1,000 by the conversion price (as adjusted for stock splits, stock dividends, recapitalization and the like).  The conversion price is the lesser of (i) the last reported sale price (or if there is no reported last sale price, the last reported bid price) of our Common Stock on the third trading day following the effective date of a Registration Statement on Form S-1 we file with the SEC and (ii) the average of the last reported sale price (or, if there is no last reported sale price, the last reported bid price) of our Common Stock for each of the three trading days prior to the date of the conversion notice.  The shares of our Series F Preferred Stock are redeemable at the option of the holders or us at any time at a redemption price equal to $1,000 per share.

Except as otherwise provided by law, the holders of our Series F Preferred Stock are not entitled to any voting rights, except that without the vote or written consent of holders of a majority of the outstanding shares of our Series F Preferred Stock, we cannot (i) authorize or create any shares of Series F Preferred Stock or authorize or create any class or series of stock ranking senior to the Series F Preferred Stock as to liquidation rights; (ii) amend, alter or repeal our Certificate of Incorporation if such amendment, alteration or repeal would adversely change the powers, preferences or special rights of the Series F Preferred Stock; or (iii) voluntarily impose any restriction on the Series F Preferred Stock other than as required by applicable law.

Holders of shares of our Common Stock issued upon conversion of our Series F Preferred Stock may be entitled to demand that we file a registration statement under the Securities Act covering the resale of all or any part of such holders’ shares and may also be entitled pursuant to “piggyback” registration rights to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) we may file under the Securities Act.

Series H Preferred Stock.  Holders of our Series H Preferred Stock are entitled to receive cumulative dividends at the annual rate of 10% per month to a maximum of 150% of the stated value per share of the Series H Preferred Stock of $1,000.  At any time on or after February 21, 2013 and on or prior to February 21, 2014, each holder of our Series H Preferred Stock has the right to convert such shares into shares of our Common Stock.  The shares of our Series H Preferred Stock are convertible into the number of shares of our Common Stock equal to 4.49% of our Common Stock at the time of conversion on a fully-diluted basis (i.e. after giving effect to all securities and assuming conversion and exercise of all securities).  Subject to certain conditions, shares of our Series H Preferred Stock are redeemable at the option of the holders beginning on the 181st day after the issuance of the Series H Preferred Stock.  Subject to certain conditions, we may extend such initial redemption date.

Each share of our Series H Preferred Stock entitles the holder to one vote for each share of our Common Stock into which their shares of Series H Preferred Stock could be converted. Shares of our Series H Preferred Stock are entitled to vote, together as a single class, with holders of our Common Stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our Common Stock have the right to vote.  Without first obtaining the written approval of the holders of a majority of the Series H Preferred Stock, we may not amend our Certificate of Incorporation to (i) alter or change the rights, preferences or privileges of the Series H Preferred Stock, or (ii) alter or change the powers, preferences or rights of  the Series H Preferred Stock, or  the qualifications,  limitations or  restrictions  thereof, if any  such alteration or change would adversely affect the rights of the Series H Preferred Stock.  Holders of Series H Preferred Stock do not have registration rights.

Series I Preferred Stock.  Holders of our Series I Preferred Stock are not entitled to receive any dividends with respect to the shares of Series I Preferred Stock.  The holders have the right, beginning on the earlier of thirty days after the closing of an underwritten public offering of shares of Common Stock, or one hundred twenty (120) days after issuance, to convert such shares into shares of our Common Stock. The conversion price shall be the average of the last reported sale price of the Common Stock for each of the three trading days prior to the conversion date (or, if there is no such reported last sale price, the last reported bid price on such date).  At the option of each Holder of shares of the Series I Preferred Stock, the Series I Preferred Stock shall be redeemable for a period beginning on the 31st day following the closing of an underwritten public offering of shares of Common Stock and ending at such time that we have redeemed shares of Series I Preferred Stock for an aggregate amount of $750,000.  The date of redemption may be extended at our option for 180 additional days, by delivering written notice to the holders and providing additional consideration at a rate of 1% per month until redeemed.

Shares of our Series I Preferred Stock are entitled to vote, together as a single class, with holders of our Common Stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of shares of our Common Stock have the right to vote.  Without first obtaining the written approval of the holders of a majority of the Series I Preferred Stock, we may not amend our Certificate of Incorporation to (i) alter or change the rights, preferences or privileges of the Series I Preferred Stock, or (ii) alter or change the powers, preferences or rights of  the Series I Preferred Stock, or  the qualifications,  limitations or  restrictions  thereof, if any  such alteration or change would adversely affect the rights of the Series I Preferred Stock.   Holders of Series I Preferred Stock do not have registration rights.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2013 by:

•	each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

            The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after, March 31, 2013.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

In the table below, the percentage of ownership of our Common Stock is based on 2,799,562 shares of Common Stock outstanding as of March 31, 2013.   Unless otherwise noted below, the address of the persons listed on the table is c/o InterCloud Systems, Inc., 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Executive Officers and Directors
Mark Munro(1)	2,266,914	44.8%
Mark F. Durfee(2)	3,075,151	52.6%
Charles K. Miller(3)	110,886	3.8%
Neal Oristano(4)	207,734	6.9%
Daniel J. Sullivan	—	—
Lawrence M. Sands	37,318	*
Roger Ponder	—	—

All named executive officers and directors as a group	5,698,003	67.6%
5% or More Stockholders
Forward Investments LLC(5)	3,352,463	54.5%
Mark Munro 1996 Charitable Remainder Trust(6)	304,308	9.8%
American Financial Group, Inc. (7)	831,042	23.4%
UTA Capital LLC(8)	225,355	8.0%
___________

*	Less than 1.0%.

(1)
Includes (i) 9,960 shares of common stock, and (ii) 2,256,954 shares of common stock issuable upon conversion of 10,004 shares of Series B Preferred Stock held by Mr. Munro.  Does not include shares attributable to shares held by the Mark Munro 1996 Charitable Remainder Trust separately set forth herein because Mark Munro does not have shared or sole voting or dispositive power over this irrevocable trust.

(2)	Includes (i) 26,996 shares of common stock, and (ii) 3,048,155 shares of common stock issuable upon conversion of 12,566 shares of Series B Preferred Stock held by Mr. Durfee.

(3)
Includes (i) 23,065 shares of common stock issuable upon conversion of 25 shares of Series E Preferred Stock, (ii) 11,744 shares of common stock issuable upon exercise and conversion of a Series E warrant, and (iii) 76,077 shares of common stock issuable upon conversion of 263 shares of Series B Preferred Stock held by Mr. Miller.

(4)
Includes (i) 138,117 shares of common stock issuable upon conversion of 50 shares of Series C Preferred Stock, (ii) 46,977 shares of common issuable upon conversion of 50 shares of Series E Preferred Stock, and (iii) 23,488 shares of common issuable upon exercise to a warrant to purchase Series E Preferred Stock held by Mr. Oristano.

(5)
Includes 3,352,463 shares of  common stock issuable upon conversion of 13,616 shares of Series B Preferred Stock held by Forward Investments LLC.  Pursuant to Amendment No. 1 to the Schedule 13D filed by Forward Investments LLC with the SEC on July 11, 2011, Douglas Shooker is the manager of Forward Investments LLC.  The address of Forward Investments LLC is 1416 North Donnelly, Mt. Dora, Florida 32757.

(6)
Includes 304,870 shares of common stock issuable upon conversion of 1,051 shares of Series B Preferred Stock held by Mark Munro 1996 Charitable Remainder Trust.  Michael B. Holt, Esq. has voting and investment control over the shares held by the Mark Munro 1996 Charitable Remainder Trust.  The address of the Mark Munro 1996 Charitable Remainder Trust is 26 Oak Crest Place, Nutley NJ.

(7)
Includes (i) 524,679 shares of common stock shares issuable upon exercise of a warrant held by Great American Life Insurance Company (“GALIC”) and (ii) 224,863 shares of common stock shares issuable upon exercise of a warrant held by Great American Insurance Company (“GAIC”).  Pursuant to the Schedule 13D filed by American Financial Group, Inc. (“AFG”) with the SEC on April 1, 2013, GALIC and GAIC are subsidiaries of AFG and AFG beneficially owns the shares owned by GAIC and GALIC, including the shares issuable upon exercise of the warrants held by such subsidiaries.  The address of AFG is 301 East Fourth Street, Cincinnati, Ohio 45202.

(8)
Pursuant to Amendment No. 1 to the Schedule 13G filed by UTA Capital LLC with the SEC on February 2, 2012, the managing member of UTA Capital LLC is YZT Management LLC, a New Jersey limited liability company, and Udi Toledano is the managing member of YZT Management LLC.  The address of UTA Capital LLC, YZT Management LLC and Udi Toledano is 100 Executive Drive, Suite 330, West Orange, NJ 07052.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our Common Stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act  and in accordance therewith file reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”), with the SEC. Reports and other information we file with the SEC can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We may send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of this Information Statement, to us at 2500 North Military Trail, Suite 275, Boca Raton, FL 33431, telephone: (561) 988-1988

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the us at, our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

This Information Statement is provided to the holders of Common Stock only for information purposes in connection with the actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

MISCELLANEOUS MATTERS

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about May 15, 2013 to all stockholders of record as of the Record Date.  You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware and the Reverse Split will not become effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders as of the Record Date.

Date: May 15 2013
By Order of the Board of Directors
INTERCLOUD SYSTEMS, INC.

/s/ Mark Munro
Mark Munro
Chief Executive Officer

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
INTERCLOUD SYSTEMS, INC.

InterCloud Systems, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of this corporation is InterCloud Systems, Inc.

SECOND: The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware was  November 24, 1999 (as i-RealtyAuction.com, Inc.) and which has been amended from time to time (as amended to date, the “Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions to amend the Certificate of Incorporation as follows:

Article Fourth of the Certificate of Incorporation is hereby amended to provide that:

Effective as of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, a one (1) for _______ (__) reverse split of the outstanding Common Stock of the Corporation shall occur pursuant to which (i) every ______ (__) shares of outstanding Common Stock of the Corporation shall be converted into one (1) share of Common Stock (the “Reverse Split”).  The Reverse Split shall not affect the number of authorized shares of Common Stock or Preferred Stock of the Corporation or the par value per share of the Common Stock or Preferred Stock, such that immediately after the Reverse Split the total number of shares of all classes of capital stock that the Corporation is authorized to issue will be 550,000,000, of which 500,000,000 shall be Common Stock having a par value per share of $0.0001 and of which 50,000,000 shall be Preferred Stock having a par value per share of $0.0001.  No fractional share shall be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share.  Except as set forth above in this paragraph, Article Fourth of the Certificate of Incorporation remains in full force and effect.

FOURTH: This Certificate of Amendment has been duly adopted and approved by the Board of Directors.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with sections 245 and 242 of the DGCL.

IN WITNESS WHEREOF, InterCloud Systems, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on ________________ ___, 2013.

INTERCLOUD SYSTEMS, INC.

By:
Name: Mark Munro
Title: Chief Executive Officer